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                                                                     Exhibit 4.3

              STOCK PURCHASE AND REGISTRATION RIGHTS AGREEMENT

     THIS STOCK PURCHASE AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the 5th day of July, 2001, by and between PLANVISTA CORPORATION (f/k/a HealthPlan Services Corporation), a Delaware corporation, as issuer (the "Company"), and DePrince, Race & Zollo, Inc., a Florida corporation, on behalf of the investment funds listed on Exhibit A hereto (collectively, the "Purchaser").

     WHEREAS, the Purchaser is an existing stockholder of the Company who desires to purchase, and the Company desires to sell, a number of additional shares of the Company's common stock, $.01 par value per share, all on the terms and subject to the conditions set forth herein; and

     WHEREAS, as a condition to the purchase of the shares, the Purchaser has required and the Company has agreed to grant registration rights as set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   DEFINITIONS. The following terms have the following meanings:
          -----------

          "Closing" means the closing of the purchase of the Placement Shares as contemplated herein.

          "Commission" means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

          "Common Stock" means the shares of common stock of the Company $.01 par value per share.

          "Company" is defined in the preamble to this Agreement.

          "Demanding Holders" is defined in Section 5.2(a).

          "Demand Registration" is defined in Section m 5.2(a).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

          "Indemnified Party" is defined in Section 7.3.
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          "Indemnifying Party" is defined in Section 7.3.

          "Maximum Number of Shares" is defined in Section 5.2(d).

          "Piggy-Back Registration" is defined in Section 5.3(a).

          "Purchaser" is defined in the preamble to this Agreement.

          "Purchaser Indemnified Party" is defined in Section 7.1.

          "Register," "registered" and "registration" mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

          "Registration Statement" means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

          "Shares" is defined in Section 2.1.

          "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

     2.   SALE AND PURCHASE OF SHARES.
          ---------------------------

          2.1 Purchase and Sale of Stock/Payment. The Company will sell, and the
              ----------------------------------
Purchaser will buy at the Closing, Five Hundred Fifty-Three Thousand Five Hundred (553,500) shares of the Company's Common Stock in the amounts set forth on Exhibit A (the "Placement Shares") for a purchase price of $6.87 per share or an aggregate of Three Million Eight Hundred Thousand Dollars ($3,800,000), payable at Closing, by wire transfer of immediately available funds in accordance to the account(s) set forth on Schedule 1 hereto.

     3.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER.
          -------------------------------------------------------

          3.1 Investment Intention. Purchaser is an accredited investor as that
              --------------------
term is defined in Rule 501(a) as promulgated by the Securities and Exchange Commission and is

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acquiring the Placement Shares for investment purposes, with no present intention of and with no view toward distributing all or any part of the Placement Shares to others for resale or otherwise participating, directly or indirectly, in any distribution of the Placement Shares in violation of state or federal securities laws. Purchaser understands that the Placement Shares have not been registered under any state or federal securities laws based upon the understanding of the Company that the issuance of the Placement Shares as described in this Agreement is exempt from such registration. Accordingly, the Placement Shares will be treated as Restricted Securities, as defined in Rule 144 of the Securities Act, under the provisions of Rule 144 as promulgated by the Commission. The purchaser agrees that the Certificates representing the Placement Shares will contain a legend to this effect as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
          WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT 0F 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SALE OR OTHER DISPOSITION OF THESE SHARES IS PROHIBITED UNLESS SUCH SALE OR OTHER DISPOSITION IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

          Purchaser agrees that it will not make any sale of the Placement Shares without causing the prospectus delivery requirements of the Securities Act to be satisfied or otherwise complying with the Securities Act and the exemptions from registration set forth therein, and the transfer agent will be instructed to note these restrictions on transfer on the stock records of the Company.

          The Reliance by the Company upon an exemption from registration is predicated, in part, upon the representations and warranties of Purchaser contained in this Section 3.

          3.2 Authority. Purchaser is a duly and validly existing corporation in
              ---------
good standing under the laws of its state of incorporation and has the power and authority to execute this Agreement and carry out the transactions contemplated hereby. All corporate and other action on the part of Purchaser required to authorize the purchase of the Placement Shares from the Company has been taken and no consent of, authorization of or filing with any person or governmental agency is necessary in order for Purchaser to execute this Agreement or carry out the transactions contemplated hereby to be performed by Purchaser.

          3.3 Evaluation of Investment. Purchaser has such knowledge and
              ------------------------
experience in financial and business matters in general, and in investments in particular, as to enable it to evaluate the merits and risks of an investment in the Company. Purchaser has been furnished during the course of the transactions contemplated hereby and prior to the execution of this Agreement with all documents and information concerning the Company as requested from

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time to time, has been encouraged by the Company to have the transactions reviewed by its legal counsel or other advisor, and has had, along with its legal counsel or other advisor, the opportunity to ask questions of the representatives of the Company and receive satisfactory answers to it concerning the Company and has been able to obtain any and all information concerning the Company that it has desired.

     4.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY
          ---------------------------------------------------------

          PVC hereby represents and warrants to the Purchaser as follows:

          4.1  Stock.  The Placement Shares have been duly authorized by the
               -----
Company, and when issued at Closing under the terms hereof will be fully paid and non-assessable.

          4.2  Corporate Authority. The Company is a duly and validly existing
               -------------------
corporation in good standing under the laws of its state of incorporation and has taken all corporate action necessary or required on its part to authorize the sale of the Placement Shares to the Purchaser and no consent of, authorization of or filing with any person or governmental agency is necessary in order for the Company to execute this Agreement or carry out the transactions contemplated hereby to be performed by the Company.

     5.   REGISTRATION RIGHTS.
          -------------------

          5.1  Registration of Placement Shares. As soon as practicable
               --------------------------------
following the Closing, the Company shall file a Registration Statement with the Commission to cover the sale of the Placement Shares by the Purchaser. The Registration Statement shall be on such form as shall then be available to the Company and which the Company believes will be most expediently reviewed by the Commission and achieve such registration, and may include the shares of other selling stockholders or of the Company. The Company shall use its best efforts to achieve the prompt effectiveness of the Registration Statement under this
Section 5.1 and to maintain it current until the Placement Shares covered thereby have been sold. The registration of the Placement Shares pursuant to this Section 5.1 shall not require any demand, written or oral, nor any other form of notification from the Purchaser and shall not count as a "Demand Registration" for purposes of Subsection 5.2(a).

          5.2  Demand Registration.
               -------------------

               (a)  Request for Registration. At any time, if all of the
                    ------------------------
     Placement Shares are not sold during the initial registration pursuant to
     Section 5.1, the holders of a majority-in-interest of the Placement Shares may make a written demand for registration under the Securities Act of all or part of their Placement Shares (a "Demand Registration"). Any demand for a Demand Registration shall specify the number of Placement Shares proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Placement Shares of the demand, and each holder of Placement Shares who wishes to include all or a portion of such holder's Placement Shares in the Demand Registration (each holder including Placement Shares in such

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     registration, a "Demanding Holder") shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Placement Shares included in the Demand Registration, subject to
     Section 5.2(d) and the provisos set forth in Section 6.1(a). The Company shall not be obligated to effect more than two (2) Demand Registrations under this Section 5.2(a).

               (b)   Effective Registration. A registration will not count as a
                     ----------------------
     Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such
                                          --------  -------
     Registration Statement has been declared effective, the offering of Placement Shares pursuant to a Demand Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective.

               (c)   Underwritten Offering. If a majority-in-interest of the
                     ---------------------
     Demanding Holders so elect, the offering of such Placement Shares pursuant to such Demand Registration shall be in the form of an underwritten offering. A majority-in-interest of the Demanding Holders may select one or more firms of investment bankers to act as the managing Underwriter or Underwriters in connection with such offering and may select any additional managers to be used in connection with such offering.

               (d)   Reduction of Offering. If the managing Underwriter or
                     ---------------------
     Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Placement Shares which the Demanding Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other shareholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the "Maximum Number of Shares"), then the Company shall include in such registration: (i) first, the Placement Shares as to which Demand Registration has been requested by the Demanding Holders (pro rata in
                                                               --- ----
     accordance with the number of shares of Placement Shares held by each Demanding Holder, regardless of the number of shares of Placement Shares which such Demanding Holder has requested be included in such registration) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses
     (i) and (ii), the shares of Common Stock for the account of other

                                       5
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     persons that the Company is obligated to register pursuant to written contractual arrangements with such persons (to be allocated among the persons requesting inclusion in such registration pursuant to such contractual arrangements pro rata in accordance with the number
                              --- ----
     of shares of Common Stock with respect to which such persons have the right to request such inclusion under such contractual arrangements, regardless of the number of shares which each such person has actually requested to be included in such registration) and that can be sold without exceeding the Maximum Number of Shares; and (iv) fourth, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i),
     (ii) and (iii), the shares of Common Stock that other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

               (e)  Withdrawal. If a majority-in-interest of the Demanding
                    ----------
     Holders disapprove of the terms of any underwriting or are not entitled to include all of their Placement Shares in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in
     Section 5.2(a).

          5.3  Piggy-Back Registration.
               -----------------------

               (a)  Piggy-Back Rights. If at any time the Company proposes to
                    -----------------
     file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or by shareholders of the Company for their own account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company's existing shareholders or (iii) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Placement Shares as soon as practicable but in no event less than forty-five (45) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Placement Shares in such notice the opportunity to register such number of Placement Shares at such holders may request in writing within fifteen (15) days following receipt of such notice (a "Piggy-Back Registration"). The Company shall cause such Placement Shares to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Placement Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other

                                       6
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     disposition of such Placement Shares in accordance with the intended method(s) of distribution thereof.

          (b) Reduction of Offering. If the managing Underwriter or
              ---------------------
     Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Placement Shares in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Placement Shares hereunder, the Placement Shares as to which registration has been requested under this Section 5.3, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in such registration: (i) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (ii) second, if the registration is a "demand" registration undertaken at the demand of persons other than the holders of Placement Shares pursuant to written contractual arrangements with such persons, then to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock for the account of demanding persons that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and
     (ii), the Placement Shares as to which registration has been requested under this Section 5.3: and (iv) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the shares of Common Stock if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which such other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

          (c) Withdrawal. Any holder of Placement Shares may elect to
              ----------
withdraw such holder's request for inclusion of Placement Shares in any Piggy-Back Registrarion by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statment at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Placement Shares in connection with such Piggy-Back Registrarion as provided in
Section 6.3.

          5.4 Registrations on Form S-3. The holders of Placement Shares may at
              -------------------------
any time request in writing that the Company register the resale of any or all of Registrable Securities on Form S-3 (or any similar short-form registration which may be available at such time). Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Placement Shares, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder's or holders' Placement Shares as are specified in such request, together with all or such portion of the Placement Shares of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that
                                                       --------  -------
the

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Company shall not be obligated to effect any such registration pursuant to this
Section 5.4 if Form S-3 is not available for such offering. The Company shall use its best efforts to maintain each Registration Statement under this Section
5.4 effective for sixty (60) days or until the Placement Shares covered thereby have been sold, whichever shall first occur. Registrations effected pursuant to this Section 5.4 shall not be counted as Demand Registrations effected pursuant to Section 5.2.

          5.5 Restrictions on Arbitrage. The Purchaser agrees that it will not
              -------------------------
hedge, short, or otherwise arbitrage the Placement Shares in any manner which would violate the registration requirements applicable as to such Placement Shares under the Securities Act.

     6.   REGISTRATION PROCEDURES.
          -----------------------

          6.1 Filings; Information. Whenever the Company is required to effect
              --------------------
the registration of any Placement Shares pursuant to Section 5, the Company shall use its best efforts to effect the registration and sale of such Placement Shares in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

              (a) Filing Registration Statement. The Company shall, as
                  -----------------------------
expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration pursuant to Section 5.2, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Placement Shares to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the requisite period; provided, however, that the
                                               -----------------
Company shall have the right to defer any Demand Registration for up to thirty
(30) days, and any Piggy-Back Registration for up to the lesser of thirty (30) days or such lesser period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise
-------- -------  -------
the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder.

          (b) Copies. The Company shall, prior to filing a Registration
              ------
Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Placement Shares included in such registration, and such holders' legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference
     ----
therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documnents as the holders of Placement Shares included in such registration or

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legal counsel for any such holders may request in order to facilitate the disposition of the Placement Shares owned by such holders.

          (c) Amendments and Supplements. The Company shall prepare and file
              --------------------------
with the Commission such amendments, including post-effective amendments, and supplements to each such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Placement Shares have been sold.

          (d) Notification. After the filing of a Registration Statement, the
              ------------
Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Placement Shares included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) of any stop order issued or threatened by the Commission (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) of any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Placement Shares included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of the Placement Shares included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

          (e) State Securities Laws Compliance. The Company shall use its best
              --------------------------------
efforts to (i) register or qualify the Placement Shares covered by any Registration Statement under such securities or "blue sky" laws of such jurisdictions in the United States as the holders of the Placement Shares included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) cause such Placement Shares covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of the Placement Shares included in such Registration Statement to consummate the disposition of such Placement Shares in such jurisdictions; provided, however, that the Company shall not be
                              --------  -------
required to qualify generally to do
     business in any jurisdiction where if would not otherwise be required to qualify but for this paragraph (e), or subject itself to taxation in any such jurisdiction.

                    (f) Agreements for Disposition. The Company shall enter into
                        --------------------------
     customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Placement Shares. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters shall also be made to and for the benefit of the holders of Placement Shares included in such registration statement. No holder of Placement Shares included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder's organization, good standing, authority, title to the Placement Shares, lack of conflict of such sale with such holder's material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement.

                    (g) Cooperation. The principal executive officer of the
                        -----------
     Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Placement Shares hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

                    (h) Records. The Company shall make available for
                        -------
     inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Placement Shares included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

                    (i) Opinions and Comfort Letters. The Company shall furnish
                        ----------------------------
     to each holder of Placement Shares included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company's independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Placement Shares included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

                    (j) Earnings Statement. The Company shall comply with all
                        ------------------
     applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three
     (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                    (K) Listing. The Company shall use its best efforts to cause
                        -------
     all Placement Shares included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Placement Shares or Registrable Securities included in such registration.

               6.2 Obligation to Suspend Distribution. Upon receipt of any
                   ----------------------------------
notice from the Company of the happening of any event of the kind described in
Section 6.1(d)(iv), or in the case of a resale registration on Form S-3 pursuant to Section 5.4 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company's Board of Directors, of the ability of all "insiders" covered by such program to transact in the Company's securities because of the existence of material non-public information, each holder of Placement Shares included in any registration shall immediately discontinue disposition of such Placement Shares pursuant to the Registration Statement covering such Placement Shares until such holder receives the supplemented or amended prospectus contemplated by Section 6.1(d)(iv) or the restriction on the ability of "insiders" to transact in the Company's securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the most recent prospectus covering such Placement Shares at the time of receipt of such notice.

               6.3 Registration Expenses. The Company shall bear all costs
                   ---------------------
and expenses incurred in connection with any registration pursuant to Section 5.1(a), any Demand Registration pursuant to Section 5.2, and any Piggy-Back Registration pursuant to Section 5.3, and any registration on Form S-3 effected pursuant to Section 5.4, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Placement Shares); (iii) printing expenses; (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Purchased as required by Section 6.1(k); (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 6.1(i)); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; (ix) the purchase of selling stockholder errors and omissions insurance for the benefit of the Purchaser in any amount equivalent to the gross proceeds to be received by the Purchaser in connection with any registration under this Agreement, on terms and conditions satisfactory to the Purchaser, and (x) all fees and expenses incurred by the holders of Placement Shares in connection with their participation in such registration, including, without limitation, the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Placement Shares included in such registration, as well as accountants and other experts selected by the Purchaser. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Placement Shares being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. The Company will keep any registration effective for at least ninety (90) days.

               6.4 Information. The holders of Placement Shares shall provide
                   -----------
such information as may reasonably be requested by the Company in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Placement Shares under the Securities Act pursuant to Section 2.


          7.   INDEMNIFICATION AND CONTRIBUTION.
               --------------------------------

               7.1 Indemnification by the Company. The Company agrees to
                   ------------------------------
indemnify and hold harmless the Purchaser and each other holder of Placement Shares and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a "Purchaser Indemnified Party"), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement under which such Placement Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly, but in no event more than five (5) Business Days after request for payment, pay directly or reimburse each Purchaser Indemnified Party for any legal and any other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be
                             --------  -------
liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling Holder and stated to be specifically for use therein. The Company also shall indemnify any Underwriter of the Placement Shares, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

                    7.2 Indemnification by Holders of Placement Shares. Each
                        ----------------------------------------------
selling holder of Placement Shares will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Placement Shares held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other person, if any, who controls such selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which such Placement Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder and stated to be specifically for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action. Each selling holder's indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

                   7.3  Conduct of Indemnification Proceedings.  Promptly after
                        --------------------------------------
receipt by any person of any notice of any expense, loss, judgment, claim, damage, liability or any action in respect of which indemnity may be sought pursuant to Section 7.1 or 7.2, such person (the "Indemnified Party") shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the "Indemnifying Party") in writing of the expense, loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the
--------  -------
Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in
                                                      --------  -------
any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

          7.4   Contribution.
                ------------

                     (a)   If the indemnification provided for in the foregoing
     Section 7.1, 7.2 and 7.3 is unavailable to any Indemnified Party in respect of any expense, loss, judgment, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such expense, loss, judgment, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such expense, loss, judgment, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                     (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not
     --- ----
     take account of the equitable considerations referred to in the immediately preceding Section 7.4(a). The amount paid or payable by an Indemnified Party as a result of any expense, loss, judgment, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7.4, no holder of Placement Shares shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Placement Shares which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8.   MISCELLANEOUS.
          -------------

          8.1 Rule 144. The Company covenants that it shall file any reports
              --------
required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Placement Shares may reasonably request, all to the extent required from time to time to enable such holders to sell Placement Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

          8.2 Assignment; No Third Party Beneficiaries. This Agreement and the
              ----------------------------------------
rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 7 and this Section 8.2.

          8.3 Notices. All notices, demands, requests, consents, approvals or
              -------
other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service.

                          To the Company:

                          PlanVista Corporation
                          3501 Frontage Road
                          Tampa, FL 33607
                          Attention: Phillip S. Dingle
                          Fax: (813) 282-0490

                          with a copy to:

                          Fowler, White, Gillen, Boggs, Villareal & Banker, P.A. 501 East Kennedy Boulevard
                          Suite 1700
                          Tampa, Florida 33602
                          Attention: David C. Shobe, Esq.
                          Fax: (813) 228-9401

                          To the Purchaser:

                          DePrince, Race & Zollo, Inc.
                          201 S. Orange Avenue, Suite 850
                          Orlando, Florida 32801
                          Attention: John Race
                          Fax: (407) 841-8778


                    8.4   Severability. This Agreement shall be deemed
                          ------------
severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                   8.5    Counterparts. This Agreement may be executed in
                          ------------
multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                   8.6    Entire Agreement. This Agreement, the Stock Purchase
                          ----------------
Agreement and the other documents contemplated thereby (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

                   8.7    Modifications and Amendments. No amendment,
                          ----------------------------
modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

                   8.8    Titles and Headings. Titles and headings of sections
                          -------------------
of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

                   8.9    Waivers and Extensions. Any party to this Agreement
                          ----------------------
may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless
--------
it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

                  8.10    Remedies Cumulative. In the event that the Company
                          -------------------
fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the

Purchaser or any other holder of Placement Shares may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. The Company agrees to pay all fees, costs, and expenses, including, without limitation, fees and expenses of attorneys, accountants and other experts, and all fees, costs and expenses of appeals, incurred by the Purchaser or any other holder of Placement Shares in connection with the enforcement of this Agreement or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

                  8.11 Governing Law. This Agreement shall be governed by,
                       -------------
interpreted under, and construed in accordance with the internal laws of the
                                                    ---
State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

                  8.12 Waiver of Trial by Jury. Each party hereby irrevocably
                       -----------------------
and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise)
                                                             ----
arising out of, connected with or relating to this Agreement, or the actions of Purchaser in the negotiation, administration, performance or enforcement hereof.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY                               PLANVISTA CORPORATION (f/k/a HealthPlan
                                      Services Corporation)


                                      By: /s/ Phillip S. Dingle
                                          ----------------------
                                      Name:  Phillip S. Dingle
                                      Title: Chairman & Chief Executive Officer


PURCHASER                             DEPRINCE, RACE & ZOLLO, INC.

                                      By: /s/ John D. Race
                                          ----------------------
                                      Name:  John D. Race
                                      Title: Partner